Logo - American Funds (R)

                      The Cash Management Trust of America
              333 South Hope Street, Los Angeles, California 90071
                            Telephone (213) 486 9200



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

ABNER D. GOLDSTINE, President and PEO, and SUSI M. SILVERMAN, Treasurer of The Cash Management Trust of America, (the "Registrant"), each certify to the best of his or her knowledge that:


1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                    Principal Financial Officer

THE CASH MANAGEMENT TRUST                      THE CASH MANAGEMENT TRUST
OF AMERICA                                     OF AMERICA

/s/ Abner D. Goldstine                         /s/ Susi M. Silverman
----------------------------                   -----------------------------
Abner D. Goldstine, President                  Susi M. Silverman, Treasurer

Date: December 8, 2004                         Date: December 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE CASH MANAGEMENT TRUST OF AMERICA and will be retained by THE CASH MANAGEMENT TRUST OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.